UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2008

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The aggregate amounts of The Hartford Financial Services Group, Inc.’s (the "Company") debt and equity investment holdings, at GAAP amortized cost, in Washington Mutual Inc. ("WaMu") are set forth below as of September 25, 2008.

Senior Debt: $28 million
Subordinated Debt: $68 million
Preferred Stock: $30 million
Common Stock: None

Derivative Exposures

The Company also is exposed to senior debt issued by WaMu through credit default swaps. The Company’s aggregate exposure to WaMu pursuant to these swaps is approximately $20 million.

The investment holdings detailed above reflect the Company's consolidated position in WaMu, inclusive of amounts held by Hartford Life Insurance Company, an indirect subsidiary of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

September 26, 2008	By:	/s/ Beth A. Bombara

Name: Beth A. Bombara
Title: Senior Vice President and Controller